GUARANTY OF PERFORMANCE

            This Guaranty of Performance and Completion ("Guaranty") is entered into by The Peninsular and Oriental Steam Navigation Company, a corporation organized under the laws of England and Wales ("P&O"), in favor of Las Vegas Sands, Inc. ("Owner").

            We, P&O, refer to the Construction Management Agreement (as the same may hereafter be amended or modified, the "Agreement") dated as of February 15, 1997 between our indirect, wholly-owned subsidiary, Lehrer McGovern Bovis, Inc. a New York corporation ("LMB"), and Owner relating to the construction of the Project and completion of the Work, and to the Guaranty of Completion and Performance, dated as of August 19, 1997, executed and delivered by our indirect wholly-owned subsidiary, Bovis, Inc., in favor of Owner (the "Completion Guaranty"). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Completion Guaranty.

            1. In consideration of Owner entering into the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, P&O hereby irrevocably and absolutely guarantees to Owner the due, prompt, full and complete performance and satisfaction of all of the duties, obligations and liabilities of Bovis under the Completion Guaranty (collectively, the "Guaranty Obligations").

            2. It shall not be a defense (and P&O hereby waives all such defenses) to P&O's obligations under this Guaranty that (i) LMB or Bovis lacked the power or authority to enter into the Agreement or the Completion Guaranty, or (ii) the Agreement or the Completion Guaranty is not a legal, valid and binding obligation of LMB or Bovis, as applicable, or (iii) LMB, Bovis or any other individual or entity is (a) insolvent or otherwise subject to any laws relating to bankruptcy, insolvency, or debtors' rights in any jurisdiction, (b) in any way or manner entitled to any protection against, or limitation of, claims or damages as a result of any laws relating to bankruptcy, insolvency or debtor's rights or (c) the subject of any injunction or other court order (other than an injunction or other court order on the merits of a claim relating to LMB's obligations under the Agreement or Bovis' obligations under the Completion Guaranty) which in any way prevents or limits claims or the recovery of damages against LMB, Bovis or any other individual or entity.


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            3. This Guaranty is only for the benefit of Owner, and may not be assigned or transferred to any other party, except that Owner may (i) assign this Guaranty to one or more entities affiliated with Owner so long as Owner's ownership of the Project and rights under the loan documents with the lender(s) to the Project are assigned to such entity or entities and (ii) assign, transfer or pledge this Guaranty and its rights hereunder to any one or more of its (or its affiliat(es)), lender(s) or any party acting on behalf of any such lender(s), provided that if there is more than one assignee pursuant to the foregoing clause (i) or (ii), all of Owner's rights hereunder shall be exercised by one (and only one) such assignee on behalf of all such assignees, or by one (and only one) agent appointed by all such assignees to act on their behalf. The liability of P&O hereunder shall not be released, diminished or otherwise affected if Owner assigns, transfers or pledges this Guaranty, and any permitted assignee of Owner's interest in this Guaranty shall be deemed to be the Owner hereunder.

            4. No claim for performance by P&O under this Guaranty shall be made unless a default on the part of Bovis has occurred under the Completion Guaranty. For purposes of this Guaranty, Bovis shall be deemed to be in default under the Completion Guaranty whenever any of the following shall occur: (a) Bovis shall not be fully and satisfactorily performing its Guaranty Obligations within ten (10) days of written demand therefor from Owner or shall at any time thereafter fail to be so performing; (b) Bovis shall have failed to make full payment of any and all amounts within ten (10) days after the same shall have become due and owing under and in accordance with the terms of the Completion Guaranty; or (c) any of the events referred to in Paragraph 2 above involving Bovis shall have occurred. Notwithstanding any other provision hereof, from and after the date, if any, that Bovis is deemed to be in default under the Completion Guaranty pursuant to the preceding sentence, (i) Owner may commence and prosecute direct claims against P&O under this Guaranty without having to proceed against Bovis in any way; and (ii) Owner shall in all respects have the right to take actions against and with respect to P&O as if this Guaranty was a direct guaranty of the "Guaranty Obligations" (as defined in the Completion Guaranty) substantively identical to the Completion Guaranty, with all of the provisions of the Completion Guaranty (including, without limitation, Paragraphs 6 and 10 thereof) being deemed incorporated herein by reference.

            5. Subject to the provisions of Paragraph 2 above, P&O shall have available to it the same defenses, set-offs and counterclaims as are or would be available to Bovis under the Completion Guaranty; provided, however, (a) P&O shall not have, and waives the right to raise or assert, any defenses, set-offs or counter claims to the extent any such defenses, set-offs and/or counterclaims have been or are hereafter waived in writing by Bovis, all of which waivers are incorporated herein by this reference as if made by it, and (b) each of P&O and Owner shall be bound by those final determinations which are adverse to Bovis or Owner, as applicable, made by any court of competent jurisdiction in any legal proceeding to which Bovis or Owner, as applicable, is a party over which the court has acquired jurisdiction.


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            6. Any claim, notice or demand in connection with this Guaranty shall be sent to P&O at 79 Pall Mall, London SWI Y5EJ, England, attention the company secretary (ref RMG with a copy by fax to 011-44-1-71-930-6042). Any such claim, notice or demand shall be deemed validly served upon receipt. Owner agrees to send a copy (by facsimile) of any such claim, notice or demand given by Owner hereunder to P&O also to LMB at the address provided in the Agreement, provided that the failure by Owner to deliver to LMB a copy of any notice sent to P&O shall not in any way limit, restrict or affect the respective rights and remedies of Owner under this Guaranty.

            7. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflict of laws rules thereof (other than Section 5-1401 of the New York General Obligations
Law). All claims hereunder shall be brought in the courts of the State of Nevada or in the Federal courts of the ninth circuit of the United States of America, and accordingly, the parties hereto irrevocably submit to the exclusive jurisdiction of such courts and the appellate courts thereof. In any legal action by Owner against P&O to enforce this Guaranty, (a) Owner shall not object to a third party action by P&O against LMB or Bovis nor to any fourth party action by LMB or Bovis against other parties, nor shall Owner, in such legal action, take any position that jurisdiction should not be exercised by the court in respect of the third party or fourth party action, nor shall Owner in such legal action seek to dismiss or stay such third party or fourth party action and
(b) the applicable court(s) shall have the right to award interest costs as it deems appropriate. P&O agrees to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees, incurred by Owner in connection with the enforcement by Owner of Owner's rights under this Guaranty, provided that P&O's obligation to pay attorneys' fees for outside law firms shall be limited to one firm in the United States and one firm in the United Kingdom. P&0 hereby appoints Mark Melson, Esq., Lehrer McGovern Bovis, Inc., having an address at 200 Park Avenue, New York, NY 10166, as true and lawful agent for service of process with respect to all claims, causes of action and disputes arising out of this Guaranty.

            8. P&O expressly agrees that Owner may, in its sole and absolute discretion, without notice to or further assent of P&O and without in any way releasing, affecting or impairing the obligations and liabilities of P&O hereunder: (i) waive compliance with, or any default under, or grant any other indulgences with respect to, the Agreement or the Completion Guaranty, (ii) modify, amend or change any provisions of the Agreement or the Completion Guaranty or any of the loan documents entered into with any of the lender(s) for the Project and (iii) deal in all respects with LMB and Bovis as if this Guaranty were not in effect. P&O shall remain obligated under this Guaranty notwithstanding any agreement or document with any other party. In furtherance of the foregoing, in the event the Agreement or Completion Guaranty is modified, amended or changed in any respect, P&O expressly acknowledges and confirms that all references in this Guaranty to the Agreement or


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Completion Guaranty shall mean the Agreement or Completion Guaranty, as applicable, as so modified, amended or changed.

            9. In addition to, and without limitation of, P&O's waivers set forth elsewhere in this Guaranty, P&O hereby expressly waives (a) diligence, presentment, demand for payment and protest, (b) the benefit of any compromise, settlement, agreement or other arrangement between or involving Owner, on the one hand, and Bovis or any successor or assign of Bovis, including any trustee in bankruptcy, on the other, which results in the discharge of Bovis from any of the Guaranty Obligations (provided that in no event shall Owner be entitled to receive in the aggregate from P&O and Bovis under this Guaranty and the Completion Guaranty more than full performance and satisfaction of the Guaranty Obligations plus reimbursement for Owner's enforcement costs as provided in and limited by Paragraph 7 above), (c) notice and proof of reliance by Owner upon this Guaranty or acceptance of this Guaranty, (d) trial by jury in any action brought on or with respect to this Guaranty, and (e) any requirement that Owner
(i) exhaust any right, power or remedy or (ii) proceed against Bovis or any other guarantor of, or any other party liable for, any of the Guaranty Obligations, or any portion thereof. P&O specifically agrees that it will not be necessary or required, and P&O shall not be entitled to require, that Owner file suit or proceed to assert or obtain a claim for personal judgment against Bovis for the Guaranty Obligations from Bovis or file suit or proceed to obtain or assert a claim for personal judgment against Bovis for the Guaranty Obligations or to make any effort at collection or enforcement of the Guaranty Obligations from Bovis or file suit or proceed to obtain or assert a claim for personal judgment against Bovis or any other guarantor or other party liable for the Guaranty Obligations or make any effort at collection of the Guaranty Obligations from any such party or exercise or assert any other right or remedy to which Owner is or may be entitled in connection with the Guaranty Obligations thereto or assert or file any claim against the assets of Bovis, before or as a condition of enforcing the liability of P&O under this Guaranty.

            10. This Guaranty shall continue and remain in full force and effect and be binding in accordance with and to the extent of its terms upon P&O until all of the obligations of P&O hereunder, of Bovis under the Completion Guaranty and of LMB under the Agreement shall have completely and finally been performed and satisfied in full.

            11. Notwithstanding any other provision hereof, to the extent LMB or Bovis pays any amount to Owner in satisfaction of any of the Guaranty Obligations (including payments pursuant to Section 6.11, or the last sentence of Section 11.2, of the Agreement), Owner shall not be entitled to recover from P&O such amount.

            12.   [INTENTIONALLY OMITTED]


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            13.   P&O represents and warrants as follows:

                  (a) P&O's head office is located at 79 Pall Mall, London, SW1 Y5EJ, England.

                  (b) P&O (i) is a corporation duly incorporated and validly existing under the laws of England and (ii) has all requisite corporate power and authority to execute and deliver this Guaranty and to perform its obligations hereunder.

                  (c) The execution, delivery and performance by P&O of this Guaranty (i) has been duly authorized by all necessary action; (ii) does not contravene P&O's charter documents or any law or any contractual restriction binding on P&O; and (iii) does not require any authorization, consent or approval by or other action by, or any notice to or filing with, any governmental authority or any other person.

                  (d) This Guaranty has been duly executed and delivered by P&O and constitutes a legal, valid and binding obligation of P&O enforceable in accordance with its terms, except (i) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratoriums or similar laws affecting the enforcement of creditors' rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding thereof may be brought.

            14. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guaranty, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

            15. No failure to exercise, nor any delay in exercising on the part of Owner of, any right, power or privilege under this Guaranty shall operate as a waiver. A waiver by Owner of any right or remedy under this Guaranty on any one occasion shall not be construed as a bar to any right or remedy which Owner otherwise would have on any future occasion. The rights and remedies provided to


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Owner are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

            16. None of the terms or provisions of this Guaranty may be waived, amended or supplemented or otherwise modified except by a written instrument executed by P&O and Owner.

            17. This Guaranty shall inure to the benefit of, and shall be enforceable by, Owner and its successors and assigns, and shall be binding upon, and enforceable against, P&O and its successors and assigns.

                               THE PENINSULAR AND ORIENTAL
                               STEAM NAVIGATION COMPANY

                               By: /s/ Sir Bruce MacPhail
                                   ------------------------
                                   Name: Sir Bruce MacPhail
                                   Title: Managing Director

Dated: August 19, 1997